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                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                     ----------------------------------

                                  FORM 8-K


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


    Date of report (Date of earliest event reported): June 30, 1999




                           JDS Uniphase Corporation
          (Exact name of Registrant as Specified in its Charter)


                                   Delaware
                  (State of Other Jurisdiction of Incoproration)


              0-22874                                 94-2579683
       (Commission File No.)               (IRS Employer Identification No.)



 163 Baypointe Parkway, San Jose, California            95134
   (Address of Principal Executive Offices)           (Zip Code)


                                (408) 434-1800
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
           (Former Name or Former Address, if Changed Since Last Report)











                      INFORMATION TO BE INCLUDED IN REPORT


Item 2. Acquisition or Disposition of Assets.

  Effective June 30, 1999, pursuant to that certain Merger Agreement dated January 28, 1999 (the "Merger Agreement"), as amended and restated as of April 29, 1999, by and between JDS Uniphase Corporation, a Delaware corporation (the "Registrant"), JDS Uniphase Canada Ltd. (formerly 3506967 Canada Inc.) ("Exchangeco"), and JDS FITEL Inc. ("JDS"), Registrant and
JDS combined in a transaction in which each JDS shareholder who was a Canadian resident had the choice of receiving 0.50855 of a share of Registrant's common stock or 0.50855 of a shares of Exchangeco stock ("Exchangeable Shares") for each JDS common share they held. JDS shareholders who were not Canadian residents received 0.50855 of a shares of Registrant's common stock. Options to purchase JDS common shares ("JDS Options") became options to purchase a number of shares of Registrant's common stock equal to 0.50855 multiplied by the number of JDS common shares subject to such JDS Options.

  As a result of the transaction, Registrant owns all of the voting securities of JDS. JDS is a Canadian high technology company that provides fiberoptic components and modules, instruments and interconnect products for the growing fiberoptic communications market.

  The assets acquired by Registrant pursuant to the transaction include all assets of JDS, which consist of, among other things, JDS's accounts receivable, inventory, fixed and tangible personal property (including, without limitation, all machinery, equipment, supplies, tools, furniture, fixtures, hardware, and spare parts), intangible personal property, contracts, and books and records. The assets acquired also include certain intellectual property used in JDS's business.

  In addition to the personal property assets acquired in the transaction, Registrant also acquired, through JDS, ownership of a 500,000 square foot manufacturing facility, leasehold interests in and to approximately
246,000 square feet of manufacturing facilities, and 54 acres of land on which JDS is building a 257,000 square foot campus facility, all in Nepean, Ontario, Canada.

  Registrant currently anticipates that substantially all of the assets acquired by Registrant will continue to be used by Registrant in conducting the business of JDS as conducted when the same was acquired by Registrant.

  The consideration paid by Registrant to JDS shareholders in connection with the acquisition consisted of (1) 3,666,826 million newly issued registered shares of Registrant's common stock, (2) 36,267,019 shares of Exchangeable Shares of Exchangeco which are exchangeable for an equivalent number of Registrant's common stock, and (3) direct transaction costs and expenses estimated at $12 million. Registrant also issued options to purchase 4,110,260 shares of Registrant's common stock granted to JDS Uniphase employees. The consideration paid at the closing of the acquisition was determined through arms-length negotiations between Registrant and JDS, which negotiations took into account Registrant's and JDS's business, financial position, operating history, products, intellectual property and other factors relating to Registrant's and JDS's businesses. In addition, all JDS Options became options to purchase the number of shares of Registrant's common stock equal to .50855 multiplied by the number of JDS common shares subject to such JDS Options.

  Prior to the combination, there were no material relationships between Registrant and JDS or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)   Financial Statements of Businesses Acquired

      The audited financial statements of JDS FITEL Inc. are incorporated by reference to the Registrant's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 2, 1999 (file no. 000-22874).

(b)   Pro Forma Financial Information

      The unaudited pro forma combined financial information of Uniphase Corporation and JDS FITEL Inc. are incorporated by reference to the Registrant's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 2, 1999 (file no. 000-22874).

(c)   Exhibits

      The Exhibit Index appearing on page 5 is incorporated herein by reference.





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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          JDS UNIPHASE CORPORATION


                                          By: /s/ ANTHONY R. MULLER
                                              ------------------------
                                                  Anthony R. Muller
                                                  Senior Vice President,
                                                  Chief Financial Officer,
                                                  Secretary
                                                 (Principal Accounting Officer)

Dated:  July 09, 1999





































                                  EXHIBIT INDEX

 Exhibit
 Number                         Description of Exhibit
---------  -----------------------------------------------------------------

     2.1   Merger Agreement by and among Uniphase Corporation, 3506967
           Canada Inc. and JDS FITEL Inc., dated as of January 28, 1999 as amended and restated as of April 29, 1999 (incorporated by reference to Registrant's preliminary Proxy Statement on
           Schedule 14A filed on June 2, 1999 (file no. 000-22874))

     2.2   Second Amended and Restated Rights Agreement dated June 28,
           1999 (incorporated by reference to Registrant's Registration
           Statement on Form 8-A 12G/A filed on June 30, 1999)

     4.1 Exchangeable Share Provisions attaching to the exchangeable shares of JDS Uniphase Canada Ltd. (formerly 3506967 Canada
           Inc.) (incorporated by reference to Registrant's Proxy Statement on Schedule 14A filed on June 2, 1999 (file no. 000-22874))

    23.1   Consent of PriceWaterhouseCoopers LLP, independent auditors

    99.1 Proxy Statement on Schedule 14A filed on June 2, 1999 (file no. 000-22874)*

*  Previously filed.
